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[LETTERHEAD]

                                              February 24, 1998

Donaldson, Lufkin & Jenrette
 Securities Corporation
Furman Selz LLC
Wheat First Securities, Inc.
Ferris, Baker Watts, Incorporated
c/o Donaldson, Lufkin & Jenrette
 Securities Corporation
277 Park Avenue
New York, NY 10172

Dear Sirs:

         The undersigned understands that Donaldson, Lufkin & Jenrette Securities Corporation, Furman Selz LLC, Wheat First Securities, Inc. and Ferris, Baker Watts, Incorporated, as Representatives of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement with Lawyers Title Corporation (the "Company") providing for the public offering (the "Public Offering") of common stock, no par value (the "Common Stock"), of the Company as described in the Company's registration statement on Form S-3 (Reg. No. 333-43913).

         In order to induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned, during the period commencing on the date hereof and ending on May 24, 1998 (the "Lock-up Period"):

         (i) agrees not to, directly or indirectly, (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation; provided however, that the undersigned may offer, pledge, sell, contract to sell, or otherwise transfer or dispose of any shares of Common Stock to any affiliate of the undersigned or in a private sale provided that such purchaser of shares of Common Stock agrees to be bound by the terms and conditions of this letter agreement.

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         (ii) agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation; provided, however, that the Company's filing of a registration statement with respect to the shares of Common Stock and a registration statement with respect to the shares of 7% Series B Cumulative Convertible Preferred Stock (the "Preferred Stock") and the shares of Common Stock issuable upon the conversion of the Preferred Stock (collectively, the "Permitted Registration Statements") to be acquired by the undersigned pursuant to the Amended and Restated Stock Purchase Agreement, dated as of December 11, 1997, by and among the Company, Lawyers Title Insurance Corporation, the undersigned and Reliance Group Holdings, Inc. is permitted. The undersigned agrees not to offer, sell or contract to sell any shares of Common Stock or Preferred Stock registered pursuant to the Permitted Registration Statements during the Lock-up Period without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation; provided however, that the undersigned may offer, sell or contract to sell any shares of Common Stock or Preferred Stock registered pursuant to the Permitted Registration Statements to any affiliate of the undersigned or in a private sale provided that such purchaser of shares of Common Stock or Preferred Stock agrees to be bound by the terms and conditions of this letter agreement; and

         (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon written request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                       Very truly yours,

                                       Reliance Insurance Company

                                       By: /s/ Albert A. Benchimol
                                          ---------------------------------
                                          Name:  Albert A. Benchimol
                                          Title: Vice President